UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  DECEMBER  19,  2007


                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



         DELAWARE                   0-3936           11-1826363
     (State or other jurisdiction  (Commission     (IRS Employer
     of incorporation)              File Number)     Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK                         11788
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  631-435-8300


                       NOT APPLICABLE
                       --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17CFR 240.13e-4(c))

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INTRODUCTORY COMMENT

     Throughout this Current Report on Form 8-K, the terms "we," "us," "our," the "Company," and "Orbit" refer to Orbit International Corp. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     The information included below under Items 2.01 and 2.03 concerning loan agreements entered into between Orbit and its lender and various acquisition, employment and other ancillary agreements entered into in connection with the Company's acquisition of Integrated Consulting Services, Inc. ("ICS") on December 19, 2007, is incorporated by reference into this Item 1.01.

ITEM  2.01  COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On December 19, 2007, Orbit completed the acquisition of all of the issued and outstanding capital stock of ICS, effective December 31, 2007 (the "Effective Date"). In order to account for the acquisition on the Effective
Date, the parties entered into a closing escrow agreement and no funds or documents will be released prior to the Effective Date which shall occur solely through the passage of time. The acquisition was pursuant to a Stock Purchase Agreement (the "SPA"), by and among the Company, ICS and the respective shareholders of ICS (the "Sellers"), which is attached as Exhibit 2.1 to this Current Report.

     Headquartered in Louisville, KY, ICS designs and manufactures combat systems and gun weapon systems, provides systems integration, production engineering, integrated logistics support and documentation control for leading defense industry prime contractors, as well as a number of U.S. Department of Defense procurement agencies. The new wholly-owned subsidiary of Orbit will be renamed Integrated Combat Systems, Inc. and along with its 23-member staff and management, will continue to operate its 23,000 square foot facility in Louisville, KY and become part of the Company's Electronics Group.

     The Sellers include Kenneth J. Ice, Michael R. Rhudy and Julie A. McDearman, who became President and Chief Operating Officer, Director of Production, and Director of Engineering and Logistics of ICS, respectively. There was no material relationship, other than in respect of this transaction, between the Sellers and Orbit or any of its affiliates, or any officer or director of Orbit or any associate of any such officer or director.

     The aggregate purchase price (the "Purchase Price") paid was $6.4 million, subject to post-closing adjustments, consisting of $5.4 million in cash, an aggregate of 119,682 shares of Orbit's common stock (the "Orbit Shares"), valued at $1.0 million, based on the volume weighted average closing price of the Company's common stock for the twenty consecutive trading days ending December 14, 2007. Orbit also issued contingent non-interest bearing subordinated promissory notes in the aggregate amount of $1,000,000 payable in one-third increments to the Sellers accordingly to their pro rata interests, provided ICS attains net revenue of no less than $7,000,000 in each of the 2008, 2009 and 2010 fiscal years. As more fully discussed in Item 2.03 below, in order to fund the cash portion of the Purchase Price, the Company entered into a $4.5 million term loan with its primary lender and used approximately $900,000 from its working capital. The Purchase Price is subject to a downward or upward adjustment, as the case may be, if ICS's net working capital computed as of December 31, 2007, by Orbit's auditors, is less than or greater than $750,000. Of the $5.4 million cash portion of the Purchase Price, Mr. Ice directed $150,000 of the Cash Purchase Price payable to him to be held in escrow as partial security against the payment and performance of the Sellers' obligations with respect to the indemnification provisions contained in the SPA. The $150,000 shall be released from escrow to Mr. Ice in the event there are no claims for indemnification submitted by any person (other than the Sellers) within one year following the closing of the acquisition.

     Under the SPA and upon the closing of the transaction, the Sellers entered into employment agreements with ICS. The full texts of the employment agreements for each of the Sellers, which are substantially identical, are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and are incorporated herein by reference. The following discussion provides a summary of the material terms of the Sellers' employment agreements, which discussion is qualified in its entirety by reference to the entire text of such employment agreements.

     Each of the Sellers' employment agreements provides for the following: (i) a three-year term, which can be extended for an additional three-year period upon the mutual consent of the parties; (ii) an initial annual base salary of $180,000, $133,500 and $111,500 for Mr. Ice, Mr. Rhudy and Ms. McDearman, respectively, subject to cost of living increases and additional increases, if any, awarded at the sole discretion of the Company's board of directors; (iii) an annual incentive bonus that is derived from a bonus pool consisting of 5% of ICS's Pre-Tax-Income (as defined), which is to be shared equally by all senior management employees of ICS; (iv) use of a company or personally owned car with a $400 monthly allowance; (v) key man life insurance in the amount of $1 million (for Mr. Ice only); (vi) severance equal to each Seller's base salary plus bonuses paid for the immediately preceding calendar year, in the event such Seller is terminated other than for Cause or if the Seller resigns for Good
Reason (as defined); and (vii) standard non-compete and non-solicitation provisions that extend for the term of such Seller's employment agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     As stated above, the cash portion of the aggregate purchase price consisted of $5.4 million in cash. Of that amount, $4.5 million was funded by a five-year term loan (the "Loan") among the parties and Merrill Lynch Business Financial Services, Inc. ("MLBFS"), Orbit's principal lender. The Loan was made pursuant to a Term Loan and Security Agreement ("Loan Agreement") entered into on December 19, 2007, between Orbit and MLBFS. The collateral installment note for $4.5 million is payable in 60 consecutive monthly installments at an interest rate equal to the Applicable Margin (as defined in the Loan Agreement, which ranges from 1.0%-1.75% depending upon Orbit's funded debt to EBITDA ratio), plus the One-Month LIBOR (as defined). Orbit pledged all of its assets and those of all of its subsidiaries to MLBFS, and each subsidiary, including ICS, guaranteed the repayment of the loan. Orbit agreed to various financial covenant ratios customary for a transaction of this size.

Orbit also entered into an amendment to its existing $3,000,000 credit facility with MLBFS secured by accounts receivable, inventory and plant and equipment. This facility was amended to reallocate the first $2,000,000 to ICS's operations and any amount available between $2,000,000 up to $3,000,000 for Orbit's operations.

     Orbit and the Sellers executed a Custody, Pledge and Security Agreement (the "Pledge Agreement") under which Orbit pledged to the Sellers all of the stock of ICS (the "ICS Shares") as collateral for its obligations to pay up to an additional $1,000,000 in annual earn-out payments to the Sellers over the next three years in the event ICS attains Net Revenues (defined in the SPA) equal to or greater than $7,000,000 in each of the 2008, 2009, and 2010 fiscal years. The annual earn-out payments are evidenced by contingent non-interest bearing promissory notes of Orbit (the "Notes"), which are secured by the Pledge Agreement. The ICS Shares are being pledged as collateral to ensure that Orbit honors its commitment to pay the annual earn-out payments to the Sellers under the Notes, including in the event the Company enters into a transaction or otherwise intentionally engages in a course of conduct that causes a material adverse change to ICS's business operations, other than in the ordinary course of business, and which results in the failure of ICS to achieve the minimum of $7,000,000 of Net Revenues in any earn-out year.
     Notwithstanding the foregoing, the Sellers have entered into an intercreditor agreement (the "Intercreditor Agreement") with MLBFS pursuant to which the Sellers agreed to subordinate their interests in the ICS Shares to the rights of MLBFS. For as long as Orbit's obligations under certain senior loan documents to MLBFS are outstanding, the ICS Shares will be held by MLBFS as bailee for the Sellers pursuant to the terms of the Pledge Agreement and the Intercreditor Agreement. Pursuant to the terms of the Pledge Agreement and the Intercreditor Agreement, upon the payment in full in cash of the Senior Debt (as defined) owed by Orbit to MLBFS under the Loan Agreement and the termination of the Senior Loan Documents (as defined), including the Loan Agreement, MLBFS shall deliver the remaining ICS Shares (if any) to a custodian, which shall hold certificates representing the ICS Shares for the benefit of the Sellers and release such ICS Shares only in accordance with the terms of the Pledge Agreement and the Intercreditor Agreement.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

     (a) On December 19, 2007, Orbit issued an aggregate of 119,682 shares (the "Orbit Shares") of its common stock to the Sellers pursuant to the SPA as described under Item 2.01 above (the "ICS Acquisition").

     (b) The Orbit Shares comprised $1,000,000 of the Purchase Price for the ICS Acquisition.

     (c) The Orbit Shares were issued pursuant to an exemption claimed by the Company under Section 4(2) of the Securities Act of 1933, as amended. The Sellers represented and warranted that they were sophisticated investors and had access to the same information that would be contained in a registration statement.

     (d)  No convertible securities were issued.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

     In accordance with Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements of ICS, the business acquired, as required by Item 9.01(a)(1) within seventy one days after the due date of December 27, 2007, for this Report concerning the closing of the transaction.

     (b)  Pro Forma Financial Information.

     In accordance with Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) within seventy one days after the due date of December 27, 2007, for this Report concerning the closing of the transaction.

(d)     Exhibits.
Exhibit Number     Description

2.1 Stock Purchase Agreement, dated December 19, 2007, by and among Orbit International Corp., Integrated Consulting Services, Inc. and the respective shareholders of Integrated Consulting Services, Inc.
10.1 Employment Agreement, dated December 19, 2007, between Integrated Consulting Services, Inc. and Kenneth J. Ice.
10.2 Employment Agreement, dated December 19, 2007, between Integrated Consulting Services, Inc. and Michael R. Rhudy.
10.3 Employment Agreement, dated December 19, 2007, between Integrated Consulting Services, Inc. and Julie A. McDearman.
10.4 Custody, Pledge and Security Agreement, dated as of December 19, 2007, by and among Orbit International Corp. ("Pledgor"), Kenneth J. Ice, Michael
R. Rhudy and Julie A. McDearman ("Pledgees"), and Phillips Nizer LLP ("Custodian").
10.5 Form of Contingent Promissory Note (three substantially similar notes were issued) from Orbit International Corp. to Kenneth J. Ice.
10.6 Term Loan and Security Agreement, dated as of December 19, 2007, between Orbit International Corp. and Merrill Lynch Business Financial Services Inc. ("MLBFS").



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     December 21, 2007


                              Orbit International Corp.

                                By: /s/ Mitchell Binder
                                    -------------------
                               Mitchell Binder
                               Executive Vice President
                                and Chief Financial Officer